UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia		22603-8605
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 2, 2012. Only holders of the Company’s common stock at the close of business on March 12, 2012 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 15,649,544 shares of common stock entitled to vote. A total of 14,314,532 shares of common stock (91.47%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated March 23, 2012. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected two directors to the Board to serve for a three year term until the 2015 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Frank H. Merlotti, Jr.	11,720,072	502,616	2,091,844

Patricia B. Robinson	12,113,898	108,790	2,091,844

Proposal 2: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s executive officers named in the Company’s definitive proxy statement dated March 23, 2012. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,820,624	388,425	13,639	2,091,844

Proposal 3: The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2012. The votes regarding this proposal were as follows:

For	Against	Abstain
13,790,114	522,165	2,253

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: May 3, 2012	/s/ James E. Cline
James E. Cline
Chief Financial Officer